Exhibit 99.3

ATS Corporation Completes Common Stock and Warrant Repurchase
Program

Friday, September 7, 2007

MCLEAN, VA — (BUSINESSWIRE) — September 7, 2007, McLean, VA. ATS Corporation (“ATSC” or the “Company”) (OTCBB: ATCT.OB), a leading information technology company that delivers innovative technology solutions to federal, state, and local government organizations, today announced that it has completed the common stock and warrant repurchase program authorized by its board of directors and initiated after the consummation of the acquisition of Advanced Technology Systems, Inc. (“ATS”) in January of this year.   Through September 7, 2007, the Company paid approximately $13.5 million in cash to redeem 2,811,400 shares of common stock at an average price of $4.80 per share and approximately $1.4 million in cash to purchase 3,705,755 warrants at an average price of $0.39 per warrant.  The Company had approximately 18,283,324 common shares and 38,294,245 warrants outstanding upon completion of the program as of September 7, 2007.

ATSC Chairman, President and Chief Executive Officer, Dr. Edward Bersoff, commented, “We are pleased to have completed this initiative to improve our capital structure and we will continue to assess other means of reducing the number of our outstanding warrants to improve long-term value for both the Company and our shareholders.”

About ATS Corporation

ATS Corporation operates through its subsidiaries, ATS, Reliable Integration Services, Potomac Management Group (“PMG”), and Appix, Inc. (“Appix”).

ATS is a leading provider of systems integration and application development, IT infrastructure management and strategic IT consulting services to U.S. federal government agencies. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems. ATS has built and implemented over 100 mission-critical systems for clients.

ATSC leverages its IT services, management consulting, and software and systems development solutions expertise into financial institutions, insurance companies and government sponsored enterprises through a wholly owned subsidiary, Appix. Additional information about Appix may be found at www.appix.com.

In addition, ATSC’s subsidiary PMG provides government and commercial clients with in-depth, proven expertise and assistance on global maritime operations, regulations, program management, and information technology support.  Additional information about PMG can be found at www.potomacmgmt.com.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2007. In addition, the forward-looking statements included in this press release represent our views as of September 7, 2007. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to September 7, 2007.

Additional information about ATSC may be found at www.atsva.com.

Company Contact:
Dr. Edward H. Bersoff
Chairman, President and Chief Executive Officer
ATS Corporation
(703) 506-0088

Joann O’Connell

Vice President, Investor Relations

ATS Corporation

(703) 506-0088

SOURCE: ATS Corporation